GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

With Independent Auditors' Report Thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

Consolidated Financial Statements

December 31, 2005 and 2004

Table of Contents

Independent Auditors' Report

To the Board of Directors and Stockholders

GoSolutions, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheet of GoSolutions, Inc. and subsidiaries (the "Company") as of December 31, 2005 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GoSolutions, Inc. and subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for each of the years in the two-year period then ended, in conformity with accounting principles generally accepted in the United States of America.

                                                                                    CORBIN & COMPANY, LLP

Irvine, California

June 26, 2006

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2005

ASSETS
Current assets:
Cash	$20,829
Accounts receivable, less allowance for doubtful accounts
of approximately $314,000	332,915
Prepaid expenses and other current assets (Note 3)	146,794
Total current assets	500,538

Property and equipment, net (Note 2)	258,575
Restricted cash	11,153
Other assets (Note 4)	192,835

$963,101

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued liabilities (Note 5)	$1,551,120
Note payable - related parties (Note 6)	257,813
Deferred revenues	221,319
Total current liabilities	2,030,252

Series A convertible redeemable preferred stock, $0.001 par value;
authorized 15,000,000 shares; issued and outstanding 6,633,805
shares, liquidation value approximately $2,196,000	66,338
Series B convertible redeemable preferred stock, $0.001 par value;
authorized 1,020,000 shares; issued and outstanding 1,015,903 shares,
liquidation value approximately $10,000	10,159
Total liabilities	2,106,749

Commitments and contingencies (Note 7)

Stockholders' deficit:
Common stock, $0.001 par value; authorized 80,000,000 shares;
Issued and outstanding 5,140,872 shares	5,141
Additional paid-in capital	1,819,379
Accumulated deficit	(2,968,168)
Total stockholders' deficit	(1,143,648)

$963,101

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For The Years Ended December 31, 2005 and 2004

	2005	2004

Revenues:
Subscription agreements	$5,894,761	$7,090,665
Professional service fee	-	80,000
Wholesale enhanced voicemail services	1,101,773	1,514,210

Total revenues	6,996,534	8,684,875

Cost of revenues	2,072,343	2,992,113

Gross profit	4,924,191	5,692,762

Operating expenses:
Selling, general and administrative	1,280,496	1,541,137
Payroll and related	2,435,330	2,283,605
Depreciation and amortization	464,518	676,098

Total operating expenses	4,180,344	4,500,840

Income from operations	743,847	1,191,922

Other expense:
Interest expense	(76,997)	(259,312)
Other, net	(9,159)	(3,648)

Total other expense	(86,156)	(262,960)

Income before income taxes	657,691	928,962

Income taxes (Note 13)	37,170	7,660

Net income	$620,521	$921,302

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For The Years Ended December 31, 2005 and 2004

	Common Stock		Additional
	Number of	Par	Paid-in	Accumulated
	Shares	Value	Capital	Deficit	Total
Balances as of January 1, 2004	5,105,432	$5,105	$1,819,060	$(4,509,991)	$(2,685,826)

Exercise of common stock warrants	35,440	36	319	-	355

Net income	-	-	-	921,302	921,302

Balances as of December 31, 2004	5,140,872	5,141	1,819,379	(3,588,689)	(1,764,169)

Net income	-	-	-	620,521	620,521

Balance as of December 31, 2005	5,140,872	$5,141	$1,819,379	$(2,968,168)	$(1,143,648)

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For The Years Ended December 31, 2005 and 2004

	2005	2004
Cash flows from operating activities:
Net income	$620,521	$921,302
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	464,518	676,098
Provision for bad debts	2,296	309,449
Amortization or prepaid interest expense	-	105,337
Gain on asset disposition	-	(3,359)
Net changes in operating assets and liabilities:
Accounts receivable	(144,401)	(403,810)
Prepaid expenses and other current assets	(117,992)	(81,613)
Other assets	(8,631)	22,500
Restricted cash	(350)	(413)
Accounts payable and accrued liabilities	372,009	(193,777)
Deferred revenue	(34,723)	(37,442)

Net cash provided by operating activities	1,153,247	1,314,272

Cash flows used in investing activities:
Purchases of property and equipment	(230,832)	(257,243)

Cash flows from financing activities:
Proceeds from issuance of preferred Series A stock	60,423	-
Proceeds from issuance of preferred Series B stock	10,159	-
Proceeds from issuance of common stock	-	355
Proceeds from borrowings, excluding related party
borrowings	-	215,000
Payments on borrowings, excluding related party
borrowings	(360,000)	(505,000)
Payments on related party borrowings	(623,750)	(837,595)

Net cash used in financing activities	(913,168)	(1,127,240)

Net increase (decrease) in cash	9,247	(70,211)

Cash at beginning of year	11,582	81,793

Cash at end of year	$20,829	$11,582

Supplemental disclosure:
Interest paid	$104,172	$293,773
Income taxes paid	$37,170	$6,772

See independent auditors' report thereon

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies

(a)     Description of Business

GoSolutions, Inc. and subsidiaries ("GoSolutions" or the "Company") was incorporated in the State of Florida as Solo Acquisition, Inc. on November 3, 2000. On February 14, 2001, Solo Acquisition, Inc. changed its name to GoSolutions, Inc. The Company began operations on August 10, 2001. The Company has two wholly owned subsidiaries: Go Solo Technologies, Inc. ("GTSI") and GoSolutions Canada, Inc. GoSolutions, Inc. is the parent company and provides wholesale enhanced voicemail services to telecommunications providers in addition to providing management and other ancillary services to its subsidiaries. GTSI is an emerging integrated communications provider offering Web‑based communication services that enables users to utilize naturally spoken voice commands and a telephone to gain access to a wide range of vital Internet and database‑driven information services as well as its proprietary unified messaging and enhanced services platform, GoSolo™. The GoSolo™ platform provides 8XX telephone service primarily to enterprises, their independent representatives and individual consumers in the United States, Canada and Spain. GoSolutions Canada, Inc. was established to allow GTSI to collect revenues for customers desiring to effect payment through banking's automated clearing house ("ACH") in Canada and has no other significant operations.

(b)     Principles of Consolidation

The consolidated financial statements include the accounts of GoSolutions. All significant intercompany accounts and transactions have been eliminated in consolidation.

(c)     Restricted Cash

Certain of the Company's banking institutions require it to maintain cash on deposit to support merchant banking agreements. These deposits are classified as restricted cash on the consolidated balance sheet.

(d)     Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company determines the allowance based on historical write‑off experience. Account balances are charged off against the allowance when the potential for recovery is considered remote. The Company does not have any off‑balance‑sheet credit exposure related to its customers.

(e)     Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist primarily of short‑term prepaid maintenance and support contracts, advances to and deposits with vendors and prepaid interest expense and loan commitment fees (see note 3).

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(f)     Other Assets

Other assets consist primarily of prepaid software license fees and advances to and deposits with vendors, for which the expected period of utilization by the Company is greater than one year (see note 4).

(g)     Management's Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. The estimates involve judgments with respect to, among other things, various future factors which are difficult to predict and are beyond the control of the Company. Significant estimates made by management include, among others, the realizability of accounts receivable, recoverability of property and equipment and valuation of deferred tax assets.  Actual results could differ from these estimates.

(h)     Revenue Recognition

Revenue from subscription agreements consists of fixed monthly fees and usage charges, generally based on per minute rates. Subscription agreement revenue related to out bound usage service charges are billed monthly in arrears and the associated revenues are recognized in the month of service. Recurring charges for the GoSolo™ platform are billed in advance on a monthly basis and recorded as deferred revenues. The Company recognizes subscription agreement revenue ratably over the service period, which management believes approximates the actual provision of services. Professional service fee revenue consists of consulting fees charged to enterprise clients for GoSolo™ platform enhancements. The Company recognizes professional service fee revenue on a time and materials basis over the service period, which management believes approximates the actual provision of services.  Wholesale enhanced voicemail services consists of fees charged to telecommunications providers for use of the GoSolo™ platform to provide their customers with hosted electronic voicemail, billed monthly in arrears and the associated revenues are recognized in the month of service.

(i)      Advertising

Advertising and promotion costs are expensed as incurred and approximated $30,000 and $66,000 for the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

 (j)     Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, restricted cash and accounts receivable. The Company places its cash and restricted cash in financial institutions considered by management to be high quality. The Company maintains cash balances at financial institutions in excess of the $100,000 insured by the Federal Deposit Insurance Corporation ("FDIC"). As of December 31, 2005, the Company held cash balances of approximately $145,000 in excess of the FDIC insured amounts.  The Company has not experienced any losses in this account and believes it is not exposed to any significant credit risk on cash balances. During the normal course of business, the Company extends credit to customers. To minimize credit risk, the Company generally requires a valid credit card or ACH debit account to collateralize credit extended to non-corporate customers.

As of December 31, 2005, independent representatives of one enterprise accounted for approximately 10% of gross accounts receivable of the Company.  Additionally, for the years ended December 31, 2005 and 2004, the aforementioned independent representatives accounted for approximately 65% and 58%, respectively, of total revenues.

As of December 31, 2005, a telecommunications company and its independent representatives accounted for approximately 70% of gross accounts receivable of the Company.  Additionally, for the years ended December 31, 2005 and 2004, the aforementioned telecommunications company and its independent representatives accounted for approximately 18% and 29%, respectively, of total revenues.

(k)     Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash, prepaid expenses, accounts receivable, restricted cash, accounts payable and accrued liabilities and deferred revenues, approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the line of credit and note payable approximates fair value.

(l)      Capitalized Application Costs

The Company expenses costs for the development of new applications and substantial enhancements to existing applications as incurred until technological feasibility is established, which is generally the completion of a working prototype. Once technological feasibility is established, further development costs are capitalized. Capitalization ceases when the product is available for general release to customers. To date, the Company has capitalized approximately $400,000 of costs relating to the GoSolo™ platform. This asset was fully amortized as of December 31, 2003.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(m)    Property and Equipment

Property and equipment are stated at historical cost, net of accumulated depreciation and amortization. Maintenance and repairs are expensed as incurred, while renewals and betterments are capitalized. Upon the sale or other disposition of property and equipment, the cost and related accumulated depreciation or amortization is removed from the accounts and any gain or loss is recognized in operations. Depreciation and amortization is provided on the straight‑line basis over the estimated useful lives of the related assets, as follows:

Years
Office equipment, furniture and fixtures	1-7
Telephone production equipment	2-5
Other	2

The Company applies Statement of Position 98‑1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98‑1"). SOP 98‑1 requires internal‑use software costs incurred in the preliminary project stage to be expensed as incurred. Once certain capitalization criteria have been met, SOP 98‑1 requires certain direct development costs associated with internal‑use software to be capitalized. These costs include external direct costs of materials and services and the costs of employees devoting time to the software project. As of December 31, 2005 all of the Company's internal‑use software costs have been expensed in accordance with SOP 98‑1.

(n)     Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes. Under this method, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reported amounts at each period‑end based on enacted laws and statutory rates applicable to the periods in which differences are expected to affect taxable income. A valuation allowance is provided against the future benefits of deferred assets if it is determined that it is more likely than not that the future tax benefits associated with the deferred tax asset will not be realized.

(o)     Long‑Lived Assets

Statement of Financial Accounting Standard ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long‑lived Assets provides a single accounting model for long‑lived assets to be disposed of. SFAS No. 144 also changes the criteria for classifying an asset as held for sale, and broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations and changes the timing of recognizing losses on such operations. The Company applies SFAS No. 144.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

In accordance with SFAS No. 144, long‑lived assets, such as property and equipment, and intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet.

(p)     Accounting for Stock‑Based Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and related interpretations. Accordingly, compensation cost is measured as the excess, if any, of the estimated fair value of the Company's stock at the date of the grant over the exercise price of the option granted. Compensation cost for stock options, if any, is recognized ratably over the vesting period. The Company's policy is to grant options with an exercise price equal to or greater than the fair value of the Company's stock on the grant date. Accordingly, no compensation cost has been recognized for the Company's stock option plan unless the option holder is not an employee of the Company.

The Company has adopted the disclosure‑only provisions of SFAS No. 123, Accounting for Stock‑Based Compensation. The estimated fair value of the options is assumed to be amortized to expense over the options' vesting periods. For the years ended December 31, 2005 and 2004, there would have been an immaterial change to net income had the Company applied the fair value recognition provisions of SFAS No. 123.

The Company accounts for equity instruments granted to nonemployees under SFAS No. 123, Emerging Issues Task Force ("EITF") Issue No. 96‑18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services and Financial Accounting Standards Board Interpretation ("FIN") No. 28, Accounting for Stock Appreciation Rights and other Variable Stock Option or Award Plans. The equity instruments are recorded at fair value under SFAS No. 123 and are measured and recognized in accordance with EITF No. 96‑18 and FIN No. 28.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

(q)     Segment Reporting

The Company operates in a single segment when applying the management approach defined in SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information.

 (r)    Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.  SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003.  The Company adopted SFAS No. 150 on the aforementioned effective dates.  Accordingly, the Company has classified its Series "A" and "B" preferred stock as long-term liabilities, in accordance with the redemption features.

(s)     Recent Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("Statement 123(R)") to provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces SFAS No. 123 and supersedes APB No. 25. The Company will be required to apply Statement 123(R) in 2006. The Company is in the process of evaluating whether the adoption of Statement 123(R) will have a significant impact on the Company's overall results of operations or financial position.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(1)     Summary of Significant Accounting Policies, continued

In December 2004, the FASB issued SFAS No. 153, Exchange of Nonmonetary Assets - an amendment of APB Opinion No 29, Accounting for Nonmonetary Transactions. SFAS No. 153 eliminates the exception for non-monetary exchanges of similar productive assets, which were previously required to be recorded on a carryover basis rather than a fair value basis. Instead, this statement provides that exchanges of non-monetary assets that do not have commercial substance be reported at carryover basis rather than a fair value basis. A non-monetary exchange is considered to have commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of this statement are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have an impact on its financial condition or results of operations.

(t)      Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

(2)     Property and Equipment

Property and equipment as of December 31, 2005 consisted of the following:

Office equipment, furniture and fixtures	$188,235
Telephony production equipment	2,949,590
Capitalized application costs	400,214
Other	21,829
3,559,868

Less accumulated depreciation and amortization	(3,301,293)

$258,575

Depreciation and amortization expense related to property and equipment amounted to approximately $373,000 and $605,000 for the years ended December 31, 2005 and 2004, respectively.

(3)     Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets as of December 31, 2005 consisted of the following:

Prepaid software license fees	$238,442
Deposits and vendor advances	72,620
Other	22,692
333,754

Less accumulated amortization	(186,960)

$146,794

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(3)     Prepaid Expenses and Other Current Assets, continued

Amortization expense related to the amortization of prepaid software license fees approximated $92,000 and $71,000 for the years ended December 31, 2005 and 2004, respectively.

Interest expense related to prepaid interest expense and loan commitment fees approximated $0 and $105,000 for the years ended December 31, 2005 and 2004, respectively.

(4)     Other Assets

Other assets as of December 31, 2005 consisted of the following:

Prepaid perpetual software port license fees	$330,932
Less accumulated amortization	(172,992)
157,940

Deposits and vendor advances	34,895

$192,835

For the years ended December 31, 2005 and 2004, the Company recognized no amortization expense related to prepaid perpetual software port license fees.  Amortization expense is recognized in operations when the software is installed.

(5)     Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities as of  December 31, 2005 consisted of the following:

Accounts payable	$336,327
Accrued interest to related parties	35,875
Accrued commissions	1,100,154
Other	78,764

$1,551,120

(6)        Long‑Term Debt and Line of Credit

(a)     Note Payable - Related Parties

Note payable to related parties as of December 31, 2005 is summarized as follows:

Secured note payable to an irrevocable trust ("Trust") bearing interest at 10% per annum, monthly interest only payments beginning February 2003, monthly principal and interest payments beginning March 2004, maturing September 2006, as amended	$257,813

Interest expense related to the aforementioned related party note payable approximated $33,000 and $45,000 for the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(6)        Long‑Term Debt and Line of Credit, continued

Additionally, during the years ended December 31, 2005 and 2004, the Company paid interest of approximately $40,000 and $81,000 related to notes payable to various other individuals and a limited liability corporation ("LLC"), which are also related parties.  These notes' principal and accrued interest balances were all paid in full as of December 31, 2005.

(b)     Line of Credit

Line of credit as of December 31, 2005 is summarized as follows:

Revolving credit note with a financial institution, $1.0 million maximum, bearing interest at prime (7.25% as of December 31, 2005), monthly interest only payments, principal and accrued interest due September 2006; secured by all assets of GoSolutions, Inc., guaranteed by certain members of the LLC	$-

 (7)    Commitments and Contingencies

(a)     Operating Lease

The Company has a noncancelable operating lease for the Company's corporate business facility that expires on March 31, 2006. Included in selling, general, and administrative expenses is rental expense relating to this operating lease of approximately $157,000 and $156,000 for the years ended December 31, 2005 and 2004, respectively.

During 2004, the Company entered into a noncancelable operating lease for the Company's call center business facility that expires on February 28, 2009.  Included in selling, general, and administrative expenses is rental expense relating to this operating lease of approximately $45,000 and $18,000 for the years ended December 31, 2005 and 2004, respectively.

During 2005, the Company entered into a noncancelable operating lease for the Company's new corporate business facility, commencing on May 1, 2006, expiring on April 30, 2011.  No rental expense relating to this operating lease was incurred during the years ended December 31, 2005 or 2004.  The building in which the new facility is located, is owned by an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest.

The Company has entered into various non-cancelable operating leases for equipment with aggregate monthly payments of $3,500 through 2006. Included in selling, general, and administrative expenses is rental expense relating to these and previously expired operating leases for equipment of approximately $41,000 and $44,000 the years ended December 31, 2005 and 2004, respectively.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(7)     Commitments and Contingencies, continued

Future minimum lease payments under these noncancelable operating leases, including the Company's new corporate business facility, as of December 31, 2005 are as follows:

Years Ending December 31,
2006	$193,000
2007	198,000
2008	207,000
2009	169,000
2010	168,000
Thereafter	43,000
$978,000

(b)     Legal

The Company is involved in certain legal actions and claims arising in the ordinary course of its business. It is the opinion of management (based on advice of legal counsel) that such litigation and claims will be resolved without material adverse effect on the Company's financial position, results of operations, or cash flows.

(c)         Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain transactions.  The Company indemnifies its directors, officers, employees and agents to the maximum extent permitted under the laws of the State of Florida.  In connection with its facility leases, the Company has indemnified its lessors for certain claims arising from the use of the facilities.  In connection with certain of its debt, stock purchase and other agreements, the Company has indemnified lenders, sellers, and various other parties for certain claims arising from the Company's breach of representations, warranties and other provisions contained in the agreements.  The duration of the guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make.  Historically, the Company has not been obligated to make any payments for these obligations and no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

(8)     Stockholders' Equity

(a)     Capital Stock

On January 16, 2002, the Company filed Articles of Incorporation authorizing the issuance of up to 80,000,000 shares of common stock with a $0.001 par value and 20,000,000 shares of preferred stock with a $0.001 par value.

(8)     Stockholders' Equity, continued

(b)     Common Stock

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

The holder of each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board, subject to the prior rights of holders of all classes of stock outstanding. Holders of the Company's common stock (voting as a class) are entitled to elect two directors to the Board.

(c)     Convertible Redeemable Preferred Stock

The holder of each share of preferred stock series "A" (Series A) is entitled to one vote. Holders of Series A are also entitled to receive dividends whenever funds are legally available and when declared by the Board, subject to the prior rights of holders of all classes of stock outstanding. Prior to conversion to common stock, holders of the Company's Series A (voting as a class) are entitled to elect five directors to the Board.

Holders of preferred stock series "B" (Series B), nonvoting, are entitled to receive dividends whenever funds are legally available and when declared by the Board and before any dividends or distributions shall be made to holders of the common stock and the Series A, subject to the prior rights of holders of all classes of stock outstanding. Holders of the Company's Series B are not entitled to elect any directors to the Board.

Holders of both Series A and Series B have the option to convert their shares into shares of common stock at a one‑for‑one ratio. The conversion rate on a particular series of preferred stock is subject to adjustment in the event that any additional common stock, other than Excluded Stock (as defined herein) or other shares convertible into common stock, are issued for a per share price less than the particular series conversion price.

Excluded Stock means (a) shares of common stock issued upon conversion of Series A and or Series B at anytime outstanding; (b) shares of common stock issuable or issued upon the exercise of stock options pursuant to the Company's 2001 Incentive Stock Plan; and (c) shares of common stock granted to officers or directors as compensation, provided such grants are approved by the Board. All shares of Excluded Stock and which the Company has reserved for issuance shall be deemed to be outstanding shares of common stock for purpose of conversion computations.

The Series A and Series B preferred stock will automatically convert into shares of common stock, based on the conversion rate then in effect upon the closing of a firm underwritten public offering, covering the offering and sale of the Company's common stock at a public offering price (prior to underwriter commissions and discounts) at a per share price of at least $1.00 or gross proceeds at least which equal or exceed $25,000,000.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(8)     Stockholders' Equity, continued

The Company shall redeem outstanding shares of Series A and Series B held by the holder thereof in three annual installments commencing six years from the date of purchase (or exercise if obtained by exercise of warrants) by such holder (each redemption date hereinafter referred to as a "Redemption Date"). The shares of Series A and Series B to be redeemed on any Series A and Series B Redemption Date shall be redeemed by paying the holder thereof in cash an amount per share equal to the original purchase price per share (or exercise price if shares were obtained by exercise of warrants) plus an amount equal to declared but unpaid dividends thereon. Each surrendered certificate shall be canceled and all rights of the predecessor holder shall cease. If the funds of the Company legally available for redemption of shares of Series A and Series B on any Series A and Series B Redemption Date are insufficient to redeem the total number of shares of Series A and Series B to be redeemed on such Series A and Series B Redemption Date, such redemption shall take place as soon as legally permitted.

Both preferred stock issues are entitled to preferential rights to the Company's assets in the event of liquidation. Additionally, in the event of any liquidation, and after payment shall have been made to holders of Series B Preferred and subject to the prior rights of holders of all classes of stock outstanding, the holders of shares of Series A then outstanding shall be entitled to receive out of the assets of the Company legally available for distribution to its stockholders, an amount per share for the Series A equal to 16.55 times the conversion price applicable at that point in time; provided however, that (a) if the principal sum of $1,000,000 and all accrued interest on the secured loan to the Company made in the aggregate by the LLC (herein LLC Note), is repaid in full under the terms set forth in the LLC Note after September 1, 2003, but on or prior to December 31, 2003, the liquidation amount shall be equal to 24.83 times the conversion price applicable at that point in time; or (b) if the LLC Note is repaid after December 31, 2003 in accordance with its terms, or is not repaid at all, the liquidation amount shall be equal to 33.10 times the conversion price applicable at that point in time. As of December 31, 2005, the liquidation amount for Series A, including all exercisable Series A warrants, was equal to 33.10 times the conversion price or calculated to be approximately $3,310,000.  Additionally, as of December 31, 2005, the liquidation amount for Series B was equal to 1.00 times the conversion price or calculated to be approximately $10,000.

As of December 31, 2005, approximately 6,634,000 shares of Series A were issued and outstanding.   Warrants to purchase approximately 3,366,000 shares of Series A are exercisable as of December 31, 2005 (see Note 9).

As of December 31, 2005, approximately 1,016,000 shares of Series B were issued and outstanding.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(8)     Stockholders' Equity, continued

No stock warrants were granted during the years ended December 31 , 2005 or 2004.  During the year ended December 31, 2003, the Company capitalized approximately $75,000 in prepaid interest expense and loan commitment fees relating to the issuance of Series B warrants as consideration for personal guarantees on loan facilities. As disclosed in Note 3 herein, interest expense related to prepaid interest expense and loan commitment fees approximated $0 and $105,000 for the years ended December 31, 2005 and 2004, respectively.

No dividends were declared, on any class of capital stock, by the Board during the years ended December 31, 2005 and 2004.

(9)     Preferred Stock Series A Warrants

All Preferred Stock Series A Warrants ("Series A Warrants") have ten (10) year terms, fully vest and become exercisable immediately upon grant.

Series A warrant activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price
Balance as of January 1, 2004	9,408,491	$0.01
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2004	9,408,491	0.01
Granted	-	-
Exercised	(6,042,296)	0.01
Canceled/Expired	-	-

Balance as of December 31, 2005	3,366,195	$0.01
Exercisable as of December 31, 2004	9,408,491	$0.01
Exercisable as of December 31, 2005	3,366,195	$0.01

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(9)     Preferred Stock Series A Warrants, continued

The following summarizes information about Series A Warrants outstanding at December 31, 2005:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Number Exercisable
$0.01	3,366,195	6.05	3,366,195

(10)   Preferred Stock Series B Warrants

All Preferred Stock Series B Warrants ("Series B Warrants") have ten (10) year terms, fully vest and become exercisable immediately upon grant.

Series B warrant activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price

Balance as of January 1, 2004	1,015,903	$0.01
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2004	1,015,903	0.01
Granted	-	-
Exercised	(1,015,903)	0.01
Canceled/Expired	-	-

Balance as of December 31, 2005	-	$-
Exercisable as of December 31, 2004	1,015,903	$0.01
Exercisable as of December 31, 2005	-	$-

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

 (11)     Stock Option Plan

Stock options granted under the Company's 2001 Incentive Stock Plan (the "Plan") can be granted with an exercise price less than, equal to or greater than the estimated fair market value of the underlying shares, as valued by the Board, at the date of grant. Stock options granted under the Plan can have terms, vesting and exercisability of any period as determined by the Board but not more than ten years from the date of grant.  The Company has reserved approximately 5,000,000 shares of common stock to be issued in accordance with the Plan.

During 2004, the Board granted a certain member of the Board options to purchase up to approximately 25,000 shares of common stock at a weighted average exercise price of $0.21 per share, the estimated fair value per share of the underlying shares, as valued by the Company's Board, as part of the Plan. The Company recognized no compensation expense related to the grant of these options during the year ended December 31, 2004.

As of December 31, 2005, there were approximately 4,120,000 additional shares available for grant under the Plan. The per share weighted average fair value of stock options granted during the year ended December 31, 2004 was $0.19 on the date of grant using the Black Scholes option-pricing model.  No stock options were granted during the year ended December 31, 2005.  For the year ended December 31, 2004, the following assumptions were used when applying the Black Scholes option-pricing model: expected dividend yield 0.0%, risk‑free interest rate of 3.2%, volatility of 98% and the expected life was assumed to be ten years.

Stock option activity during the years ended December 31, 2005 and 2004 was as follows:

	Number of Shares	Weighted Average Exercise Price
Balance as of January 1, 2004	940,000	$0.04
Granted	25,000	0.21
Exercised	-	-
Canceled/Expired	(85,000)	0.21

Balance as of December 31, 2004	880,000	0.03
Granted	-	-
Exercised	-	-
Canceled/Expired	-	-

Balance as of December 31, 2005	880,000	$0.03
Exercisable as of December 31, 2004	854,325	$0.03
Exercisable as of December 31, 2005	880,000	$0.03

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(11)   Stock Option Plan, continued

The following summarizes information about common stock options outstanding at December 31, 2005:

Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Number Exercsiable
$0.01	800,000	6.25	800,000
0.21	80,000	7.34	80,000

	880,000		880,000

 (12)  Related Party Transactions

The Company enters into various transactions with the LLC and its members, which together with its members, owns an aggregate of approximately 6,042,000 and 1,016,000 shares of Series A and B, respectively.  In addition, certain members of the LLC are board members of the Company.

The Company uses legal services from an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest. The expense for these services was approximately $128,000 and $60,000 for the years ended December 31, 2005 and 2004, respectively.

The Trust owns approximately 1,090,000 shares of common stock and 3,021,000 Series A Warrants.  The sole beneficiary of the Trust provides customer referral services to the Company.  The expense for these services was approximately $1,000 and $2,000 for the years ended December 31, 2005 and 2004, respectively.

As disclosed in Note 7(a) herein, during 2005, the Company entered into a noncancelable operating lease for the Company's new corporate business facility.  The building in which this new facility will be located, is owned by an entity in which a member of the LLC, who is also individually a shareholder of the Company, owns an interest.

 (13)  Income Taxes

For the years ended December 31, 2005 and 2004, income tax expense attributable to income from operations consists of:

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

	2005
	Current	Deferred	Total
U.S. Federal	$-	$-	$-
State and local	37,170	-	37,170

	$37,170	$-	$37,170

	2004
	Current	Deferred	Total
U.S. Federal	$-	$-	$-
State and local	7,660	-	7,660

	$7,660	$-	$7,660

Federal income tax expense attributable to income was zero for the years ended December 31, 2005 and 2004, and differed from the amounts computed by applying the U.S. Federal income tax rate of 34% to pre-tax income from operations as a result of items not deductible for tax purposes as well as change in valuation allowance recorded against deferred tax amounts.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities as of  December 31, 2005 are presented below.

Deferred tax assets
Gross current:
Accounts and notes receivable principally due to allowance for
doubtful accounts	$119,269
Gross noncurrent:
Property and equipment principally due to depreciation and
amortization differences	696,499
Net operating loss carryforwards	4,939,975
Capital loss carryforwards	459,581
Accrued related party interest	13,632

Gross noncurrent deferred tax assets	6,109,687

Total gross deferred tax assets	6,228,956

Less valuation allowance	(6,228,956)

$-

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(13)   Income Taxes, continued

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax asset, the Company will need to generate future taxable income of approximately $13.0 million prior to the expiration of the net operating loss carryforwards in 2023. Taxable income for the years ended December 31, 2005 and 2004 was approximately $631,000 and $386,000, respectively. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management does not believe it is more likely than not that the Company will realize the benefits of these deductible differences.

As of December 31, 2005, the Company has net operating loss carryforwards for Federal income tax purposes of approximately $13.0 million, which are available to offset future Federal taxable income, if any, through 2023. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating losses carried forward may be impaired or limited in certain circumstances. Events which may cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50 percent over a three-year period. At December 31, 2005, the effect of such limitation, if imposed, has not been determined.

The Company has not recognized a deferred tax liability for the undistributed earnings of its foreign operations because the Company currently does not expect those unremitted earnings to reverse and become taxable to the Company in the foreseeable future. A deferred tax liability will be recognized when the Company is no longer able to demonstrate that it plans to permanently reinvest undistributed earnings. As of December 31, 2005, the undistributed earnings of these subsidiaries were approximately zero.

(14)   Subsequent Events

(a)           During January and February 2006, the holders of warrants to purchase approximately 3,366,000 shares of the Company's Series A stock exercised the aforementioned warrants for consideration of approximately $34,000.  As of February 28, 2006, no warrants to purchase the Company's Series A stock are outstanding.

(b)          During the period January to April 2006, the holders of options to purchase approximately 880,000 shares of the Company's common stock, granted under the Company's 2001 Incentive Stock Plan, exercised the aforementioned options for consideration of approximately $25,000.  As of April 30, 2006, no options to purchase the Company's common stock are outstanding.

(c)           In February 2006, the Company filed amended Articles of Incorporation authorizing the issuance of up to 1,020,000 shares of Series B stock with a $0.001 par value.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(14)   Subsequent Events, continued

(d)          In February 2006, the shareholders of all the issued and outstanding shares of Series B stock converted their Series B to common stock of the Company at a 1 to 1 ratio, approximately 1,016,000 shares.

 (e)          In May 2006, the Company entered into an agreement with the Trust to restructure the terms of the uncollateralized note payable to change the payment terms of the note. Under the new terms, no payments are due until March 2003, thereafter, monthly payments of interest only through February 2004.  Beginning March 2004, the Company shall remit: (i) monthly payments through September 2006 of interest accrued under the note through January 2003; and (ii) monthly principal payments of approximately $10,000 plus interest through May 2006.  Commencing June 2006, the Company shall remit monthly principal payments of approximately $54,000 plus interest through September 2006.  All remaining principal and interest balances due at maturity in September 2006. All other terms remained unchanged.

 (f)          On May 2, 2006, VEDO Merger Sub, Inc., a wholly owned subsidiary of VillageEDOCS, Inc. ("VEDO"), closed the acquisition ("Acquisition") of 100% of the outstanding common and preferred stock of the Company. The Acquisition was effective May 1, 2006.  The Company will continue as a wholly owned subsidiary of VEDO.  The Acquisition was accounted for as a purchase.

VEDO is obligated to issue approximately 44,179,000 shares of its common stock, net of approximately 15,821,000 shares repurchased in connection with the Settlement (see below), with an estimated fair value of $4,418,000, to the Company's stockholders.  VEDO's common stock was valued at $0.10 per share, the closing price of VEDO's common stock on April 27, 2006.

In connection with the Acquisition, VEDO and a dissenting shareholder of the Company ("Dissenter") holding approximately 1,090,000 and 3,021,000 shares of the Company's common and Series A stock, respectively, entered into a settlement agreement ("Settlement").  Pursuant to the Settlement, the Dissenter has agreed to waive all dissenters' rights regarding approval of the Acquisition ("Waiver").  In exchange for the Waiver, VEDO has agreed to repurchase the approximately 15,821,000 shares of common stock issuable to the Dissenter in the Acquisition for approximately $840,000.  Two additional shareholders of the Company, who would otherwise be entitled to approximately 1,549,000 shares of VEDO common shares in connection with the Acquisition ("Dissenters' Shares"), have exercised dissenters' rights.  The Company does not believe that the ultimate resolution of this dissenters' matter will have a material effect on the acquisition price, and has made no provision for additional cost associated with the settlement relating to the Dissenters' Shares, when calculating the acquisition price.

GOSOLUTIONS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For The Years Ended December 31, 2005 and 2004

(14)   Subsequent Events, continued

The acquisition price was comprised of the following:

Cash in accordance with Settlement	$840,000
Estimated fair value of VEDO common stock	4,417,925
Legal, accounting and other costs	100,000
$5,357,925

The acquisition price was tentatively allocated as follows:

Cash	$1,199,535
Accounts receivable	332,457
Prepaid expenses and other current assets	68,912
Property and equipment	240,272
Other assets	34,895
Total liabilities	(3,275,888)

Net liabilities assumed	(1,399,817)

Goodwill	6,757,742

$5,357,925

The excess of the purchase price greater than tangible net liabilities assumed has been tentatively assigned to goodwill as of the date of the purchase. VEDO will complete an appraisal by a third party to determine the final acquisition price allocation.